Exhibit 99.1

P R E S S R E L E A S E

Agile Software Corporation
6373 San Ignacio Avenue
San Jose, CA 95119
Voice: (408) 284-4000
Fax: (408) 284-4002

Media Contact
Terri Pruett
Agile Software Corporation
Terri.Pruett@agile.com
(408) 284-4048

Agile Reports First Quarter Results for Fiscal 2005

Company Reports Non-GAAP First Quarter Profit

San Jose, CA—August 19, 2004—Agile Software Corporation (NASDAQ: AGIL), a leading provider of product lifecycle management (PLM) solutions, today announced results for the first quarter of fiscal 2005, which ended July 31, 2004. Total revenues for the quarter were $26.5 million, a 45% increase from the $18.3 million recorded in the first quarter of fiscal 2004. License revenues for the first quarter of fiscal 2005 were $10.3 million, compared to $7.4 million for the first quarter of fiscal 2004, representing a 40% increase.

Net loss for the first quarter of fiscal 2005, on a GAAP basis, was $3.0 million, or ($0.06) per share, compared to $2.7 million, or ($0.05) per share for the first quarter of fiscal 2004.

Non-GAAP net income for the first quarter of fiscal 2005, (which excludes restructuring and other charges, amortization of intangibles and stock compensation) was $300,000, or $0.01 per share, compared to a non-GAAP net loss (which excludes stock compensation) of $2.0 million, or ($0.04) per share for the first quarter of fiscal 2004. A reconciliation between net loss on a GAAP basis and on a non-GAAP basis is provided in a table immediately following the non-GAAP Condensed Consolidated Statements of Operations below.

Management Commentary

“We have focused on maintaining a balance between investing in what many industry watchers believe to be the most exciting and significant new growth opportunity in enterprise software, product lifecycle management, and driving toward sustained profitability—a prerequisite for any market leader,” said Bryan Stolle, Agile chairman and CEO. “Profitability is an important milestone, but we are even more encouraged that we have successfully developed a much broader and deeper suite of PLM products, and delivered these products into a number of new and existing vertical markets across the globe. There is little doubt that PLM is becoming a top-of-mind strategic priority for executives in many industries. We are seeing a complete re-thinking of ‘how products happen’ in many leading companies, and PLM is at the top of their lists as they drive forward on transforming their businesses to bring high-quality and more profitable products to market.”

“While we continue to expand our customer base in several key industries, recent orders with leading companies such as Apple, Benchmark Electronics, Hitachi, and Kyocera, to name only a few, reinforce Agile’s position as the clear PLM leader in electronics and high technology. New products such as Agile Product Governance and Compliance, Agile Product Cost Management and Agile Product Service and Improvement are expanding the Agile PLM value proposition, and help explain why many regard Agile as the de facto PLM standard for electronics and high technology companies,” said Jay Fulcher, Agile president and COO. “Additionally, recent wins at Peoplesoft and Veritas support our belief that software companies, and software as a component of many products, represents a new area of opportunity for Agile.”

Customer Wins and Expansions

During the quarter, the Company added 22 new customers. Organizations that purchased new or additional licenses of Agile’s PLM solutions include: Apple, Arrow, Abbott Laboratories, Applied Materials, Benchmark Electronics, Braun, Christie Digital, Cipher Systems, Colubris, Crane Aerospace, Dolby, Drager Medical, Flextronics, Funai, Goodrich, GN Resound, Gyrus Medical, Handtmann, Kronos, Kyocera, LipoSonix, LSI Storage, Matsushita, Medtronic, Microsoft, NEC, nVidia, Panasonic, Peoplesoft, Playtex, Powerwave, Rheinmetall, Sharp, TRW, Tyco, Universal Avionics, Verint and Veritas Software.

Conference Call Details

Agile will discuss its first quarter results and management’s forward looking guidance on a conference call today beginning at 2:00pm Pacific Time. A Webcast of the conference will be available on Agile’s Website at www.agile.com under the ‘Investor Relations’ section. You may access replays of the Webcast for ninety days after the call at http://www.agile.com/investors. Financial and statistical information to be discussed in the call will be available on the company’s Website immediately prior to commencement of the call. Additional investor information can be accessed at www.agile.com or by calling Agile’s Investor Relations at (408) 284-4042.

About Agile Software Corporation

Agile Software Corporation (NASDAQ: AGIL) helps companies drive profits, accelerate innovation, reduce costs, and ensure regulatory compliance throughout the product lifecycle. With a broad suite of enterprise class PLM solutions, time-to-value focused implementations, and a unique Guaranteed Business ResultsSM program, Agile helps companies get the most from their products. Alcatel, Boeing,

Dell Inc., Flextronics International, GE Medical, Haemonetics, Hitachi, Johnson and Johnson, Leapfrog, Lockheed Martin, Magna Steyr, Siemens, QUALCOMM and ZF are among the nearly 1200 customers in the automotive, aerospace and defense, consumer products, electronics, high tech, industrial products, and life sciences industries that have realized high impact results through their use of Agile solutions. For more information, call 408-284-4000 or visit www.agile.com.

NOTE: Agile and Agile Software are registered trademarks and Agile Product Collaboration, Agile Product Cost Management, Agile Product Service & Improvement, Agile Product Portfolio Management, Agile Engineering Collaboration, Agile Product Governance and Compliance and the Agile logo are trademarks of Agile Software Corporation in the U.S. and/or other countries. Guaranteed Business Results is a service mark of Agile Software Corporation. All other brand or product names are trademarks and registered trademarks of their respective holders.

Agile Software Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,
	2004	2003
Revenues:
License	$10,314	$7,384
Service	16,167	10,879

Total revenues	26,481	18,263

Cost of revenues:
License	1,077	810
Service	7,479	4,759
Stock compensation	90	—
Amortization of intangible assets	178	—

Total cost of revenues	8,824	5,569

Gross profit	17,657	12,694

Operating expenses:
Sales and marketing:
Other sales and marketing	10,177	8,108
Stock compensation	159	540
Research and development:
Other research and development	5,315	5,284
Stock compensation	15	56
General and administrative:
Other general and administrative	2,661	1,760
Stock compensation	72	34
Amortization of intangible assets	656	—
Restructuring and other charges	2,132	—

Total operating expenses	21,187	15,782

Loss from operations	(3,530)	(3,088)

Interest and other income, net	800	830

Loss before income taxes	(2,730)	(2,258)
Provision for income taxes	273	417

Net loss	$(3,003)	$(2,675)

Net loss per share:
Basic and diluted	$(0.06)	$(0.05)

Weighted average shares	52,442	49,147

Agile Software Corporation

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

See adjustments listed in table below which reconcile non-GAAP financial measure of net loss to GAAP financial measure of net loss

(In thousands, except per share data)

(Unaudited)

	Three Months Ended July 31,
	2004	2003
Revenues:
License	$10,314	$7,384
Service	16,167	10,879

Total revenues	26,481	18,263

Cost of revenues:
License	1,077	810
Service	7,479	4,759

Total cost of revenues	8,556	5,569

Gross profit	17,925	12,694

Operating expenses:
Sales and marketing	10,177	8,108
Research and development	5,315	5,284
General and administrative	2,661	1,760

Total operating expenses	18,153	15,152

Loss from operations	(228)	(2,458)

Interest and other income, net	800	830

Loss before income taxes	572	(1,628)
Provision for income taxes	273	417

Net income (loss)	$299	$(2,045)

Net income (loss) per share:
Basic and diluted	$0.01	$(0.04)

Weighted average shares (basic)	52,442	49,147

Weighted average shares (diluted)	54,068	49,147

The above non-GAAP Statements of Operations have been adjusted to eliminate the following:
Stock compensation	$336	$630
Amortization of intangible assets	834	—
Restructuring and other charges	2,132	—

	$3,302	$630

Agile Software Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	July 31, 2004	April 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$119,972	$113,069
Short-term investments	54,714	56,763
Accounts receivable, net	21,213	19,998
Other current assets	5,728	5,356

Total current assets	201,627	195,186

Long-term investments	61,058	68,389
Property and equipment, net	8,519	8,696
Goodwill	34,990	34,724
Intangible assets, net	4,621	5,456
Other assets	1,994	2,186

Total assets	$312,809	$314,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other liabilities	$27,219	$25,281
Deferred revenue	20,022	20,104

Total current liabilities	47,241	45,385

Other non-current liabilities	6,666	7,758

Total liabilities	53,907	53,143

Total stockholders’ equity	258,902	261,494

Total liabilities and stockholders’ equity	$312,809	$314,637